CUSIP No. G11217 117	13D	Page 17 of 17 pages

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 17th day of December, 2021.

BIOPLUS SPONSOR LLC

By:	/s/ Steven Fletcher
Name:	Steven Fletcher
Title:	a Managing Member

EXPLORER PARENT LLC
By: Founder Holdings LLC, its managing member

By:	/s/ Steven Fletcher
Name:	Steven Fletcher
Title:	a Managing Member

By:	/s/ Alex Vieux
Name:	Alex Vieux
Title:	a Managing Member

FOUNDER HOLDINGS LLC

By:	/s/ Steven Fletcher
Name:	Steven Fletcher
Title:	a Managing Member

By:	/s/ Alex Vieux
Name:	Alex Vieux
Title:	a Managing Member

STEVEN FLETCHER

/s/ Steven Fletcher

ALEX VIEUX

/s/ Alex Vieux